Exhibit 5.1
October 24, 2014
Covanta Holding Corporation
445 South Street
Morristown, New Jersey 07960

Re: Covanta Holding Corporation
Registration Statement on Form S-3ASR

Ladies and Gentlemen:
We have acted as special counsel for Covanta Holding Corporation, a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3ASR (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.10 par value per share (the “Preferred Stock”); (iii) warrants of the Company to purchase shares of Common Stock (the “Warrants”); (iv) debt securities of the Company (the “Debt Securities”) which may be issued in one or more series under the Indenture dated as of January 18, 2007 (the “Indenture”) between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (the “Trustee”); (v) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities of the Company (“Subscription Rights”) which may be issued under one or more subscription rights certificates and/or pursuant to one or more subscription rights agreements; (vi) purchase contracts of the Company (“Purchase Contracts”) for the purchase and sale of shares of Common Stock, shares of Preferred Stock or Debt Securities at a future date or dates; and (vii) purchase units of the Company (“Purchase Units”) consisting of a Purchase Contract and Debt Securities or debt obligations of third parties. The Common Stock, Preferred Stock, Warrants, Debt Securities, Subscription Rights, Purchase Contracts, and Purchase Units are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as hereinafter defined) other than as to the enforceability, as specified herein, of any Debt Securities, Subscription Rights, Purchase Contracts and Purchase Units and the validity of the Common Stock, Preferred Stock and Warrants.

In connection with this opinion letter, we have examined a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”), and originals, or copies identified to our satisfaction, of the Indenture. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). In rendering the opinions set forth herein, we have also (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, in each case, as we have deemed necessary or appropriate for the purposes of these opinions.

In all such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have executed documents, the completeness and authenticity of all original documents reviewed by us, and the conformity and completeness to original documents of all copies of documents submitted to us for review as conformed or reproduction copies. To the extent it may be relevant to the opinions expressed below, we have assumed that: (i) the Registration Statement has become and remains effective under the Act; (ii) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement; (iii) the parties to agreements, including the Indenture, other than the Company, have the power and authority to enter into and perform their obligations under such agreements and to consummate the transactions contemplated thereunder, such agreements have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligations of, such parties enforceable against such parties in accordance with their terms, and such parties will comply with all of their obligations under such agreements and all laws applicable thereto; (iv) the Indenture has been duly executed and delivered by the Trustee, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture and the Indenture constitutes a legal, valid and binding obligation of the Trustee; (v) the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision; (vi) that the laws of the State of New York will be chosen to govern any warrant agreements, subscription rights agreements, purchase contract agreements and purchase unit agreements and that such choice is and will be a valid and legal provision.

As to facts material to our opinions, we have relied without independent investigation or verification upon the accuracy of factual statements, including representations of fact contained in certificates, agreements, oral or written statements or other records of or from public officials and officers and representatives of the Company and others, and assumed compliance on the part of all parties to all agreements and documents, other than the Company, with their covenants and agreements contained therein. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts and no inference as to our knowledge or awareness concerning facts should be drawn from the fact that we have represented the Company or any affiliates of the Company in this or other matters.

Based upon and subject to the foregoing and to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1.With respect to shares of Common Stock, when (i) the terms of the issuance and sale of the shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants or Subscription Rights exercisable for Common Stock or upon the conversion or exchange of Debt Securities or Preferred Stock convertible into Common Stock) have been duly authorized and approved by the Board of Directors of the Company or an authorized committee thereof (the “Board”) and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) such shares of Common Stock (including any Common Stock duly issued upon the exercise of any Warrants or Subscription Rights exercisable for Common Stock or upon the conversion or exchange of Debt Securities or Preferred Stock convertible into Common Stock) have been duly issued and delivered against agreed-upon consideration therefor in an amount not less than the par value thereof, in accordance with such authorization and the terms of any agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.With respect to any shares of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants or Subscription Rights exercisable for Preferred Stock or upon the conversion or exchange of Debt Securities convertible into Preferred Stock), when (i) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the certificate of incorporation and Bylaws of the Company, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock registered pursuant to the Registration Statement and adopted a certificate of designation pertaining to such series of Preferred Stock (the “Certificate of Designation”) in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designation has been made, (ii) the terms of the issuance and sale of such shares of Preferred Stock have been duly established and are then in conformity with the certificate of incorporation of the Company, including the Certificate of Designation relating to the issuance of such shares of Preferred Stock, and the Bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) such shares of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants or Subscription Rights exercisable for Preferred Stock or upon the conversion or exchange of Debt Securities convertible into Preferred Stock) have been duly issued and delivered against agreed-upon consideration therefor in an amount not less than the par value thereof, in accordance with such authorization and the terms of any agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.With respect to the Debt Securities, when (i) the terms of the issuance and sale of the Debt Securities have been established in conformity with the Indenture and the Debt Securities have been duly authorized and approved by the Board and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the Debt Securities have been duly authenticated by the Trustee and duly executed, issued and delivered on behalf of the Company against agreed-upon consideration therefor in accordance with such authorization and the terms of the Indenture and any agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.With respect to the Warrants, when (i) the terms of the issuance and sale of the Warrants have been established in conformity with the applicable warrant agreement and duly authorized and approved by the Board and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Common Stock, Preferred Stock, or Debt Securities issuable upon exercise of the Warrants have been duly authorized for issuance by the Company or by third parties, as applicable, and (ii) the applicable Warrants have been duly authorized, executed, authenticated, and delivered by the Company against agreed-upon consideration therefor in accordance with the terms of the applicable warrant agreement and the terms of any other agreement under which they are sold or issued, and in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.With respect to the Subscription Rights, when (i) the terms of the issuance of the Subscription Rights have been established and duly authorized and approved by the Board and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) any subscription rights agreement relating to the Subscription Rights has been duly authorized, executed and delivered, (iii) the Common Stock, Preferred Stock, Debt Securities and other securities related to the Subscription Rights have been duly authorized for issuance by the Company or by third parties, as applicable, and (iv) the certificates representing the Subscription Rights have been executed, countersigned and delivered in accordance with the applicable subscription documentation against agreed-upon payment therefor in accordance with the terms of any agreement under which they are sold or issued, and in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement, such Subscription Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6.With respect to the Purchase Contracts, when (i) the terms of the issuance and sale of the Purchase Contracts have been established and the Purchase Contracts have been duly authorized and approved by the Board and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) any purchase contract agreement relating to the Purchase Contracts have been duly authorized, executed and delivered, (iii) the Common Stock, Preferred Stock and Debt Securities relating to the Purchase Contracts have been duly authorized for issuance by the Company, and (iv) the Purchase Contracts have been duly executed, issued and delivered on behalf of the Company against agreed-upon consideration therefor in accordance with such authorization and any agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.With respect to the Purchase Units, when (i) the terms of the Purchase Units and the related Purchase Contracts and Debt Securities or debt obligations of third parties and of their issuance and sale have been duly authorized and approved by the Board, and any applicable third parties, and all other necessary corporate action on the part of the Company or any third parties has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company or such third parties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or such third parties, (ii) the Purchase Contract and Debt Securities or debt obligations of third parties included in such Purchase Units have been duly authorized for issuance by the Company or by third parties, as applicable, (iii) the Common Stock, Preferred Stock and Debt Securities relating to the Purchase Contracts included in the Purchase Units have been duly authorized for issuance by the Company or by third parties, as applicable, and (iv) the Purchase Units have been duly executed, issued and delivered on behalf of the Company against agreed-upon consideration therefor in accordance with such authorization and any agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion concerning the enforceability of any provision of any agreements or documents, including without limitation the Indenture, (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency, or (iii) providing for waivers of rights or defenses with respect to stay, extension or usury laws.

The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity including, without limitation, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States of America and such internal laws of the State of New York as are generally applicable in transactions of the type covered by the Registration Statement, and, to the extent relevant to the opinions expressed herein, the applicable provisions of the DGCL, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdictions which enacted such laws. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provision contained in any agreement relating to the Securities, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus. Please be advised that certain partners of our firm and attorneys associated with our firm may beneficially own shares of Common Stock.

Sincerely,

/s/ Neal, Gerber & Eisenberg LLP
NEAL, GERBER & EISENBERG LLP